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                                                                   Exhibit 16.1


November 25, 2002




Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4 of Lithium Technology Corporation's Form 8-K dated November 25, 2002, and have the following comments:

1.       We agree with statements made in the Item 4(a).

2. We have no basis on which to agree or disagree with the statements made in the Item 4(b).


Yours truly,
DELOITTE & TOUCHE, LLP

By:   /s/   Deloitte & Touche
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